Exhibit 10.64
THIRD LOAN MODIFICATION AGREEMENT
This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 10, 2009, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and (b) FINISAR CORPORATION, a Delaware corporation, with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Finisar”) and OPTIUM CORPORATION, a Delaware corporation, with its principal place of business at 500 Horizon Drive, Suite 505, Chalfont, Pennsylvania 18914 (“Optium”) (hereinafter, Finisar and Optium are jointly and severally, individually and collectively, referred to as “Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS, Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 14, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 14, 2008, among Borrower and Bank, as affected by a certain Joinder Agreement dated as of October 30, 2008, as amended by a certain First Loan Modification Agreement dated as of October 30, 2008, and as further amended by a certain Second Loan Modification Agreement dated as of February 6, 2009 (as amended and affected, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 (a) thereof:
“Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount.”
and inserting in lieu thereof the following:
“Subject to the terms and conditions of this Agreement and, during an Asset Based Period, to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount.”
2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.2(a) thereof:
“As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account.”
and inserting in lieu thereof the following:
“As part of the Revolving Line and, during an Asset Based Period, subject to deduction of Reserves, Bank shall issue or have issued Letters of Credit for Borrower’s account.”
3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.3 thereof:

“As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”).”
and inserting in lieu thereof the following;
“As part of the Revolving Line and, during an Asset Based Period, subject to deduction of Reserves, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”).”
4	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2 thereof:
“ 2.2 Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Revolving Line, Borrower shall immediately pay to Bank in cash such excess.”
and inserting in lieu thereof the following:
“ 2.2 Overadvances; Further Limitation.
     (a) If, at any time, the sum of (i) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (ii) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (iii) the FX Reserve, exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.
     (b) In order to have Credit Extensions outstanding that exceed Twenty-Five Million Dollars ($25,000,000.00) in the aggregate, Borrower shall provide evidence to Bank, upon Bank’s request, that it has unrestricted cash (as set forth on its balance sheet) in an amount equal to at least the sum of (i) Fifty Million Dollars ($50,000,000.00) plus (ii) the aggregate amount of Credit Extensions outstanding at such time. Borrower shall be required to comply with this provision at all times that the aggregate amount of Credit Extensions outstanding exceeds Twenty-Five Million Dollars ($25,000,000.00). With respect to each request of a Credit Extension that, when made, would result in the aggregate amount of Credit Extensions outstanding exceeding Twenty-Five Million Dollars ($25,000,000.00), Borrower shall deliver to Bank evidence of Borrower’s compliance with this provision (after giving effect to such Credit Extension) as a condition precedent to such Credit Extension. If at any time the aggregate amount of Credit Extensions outstanding exceeds the amount permitted by this Section 2.2(b), then Borrower shall immediately pay to Bank in cash such excess.”
5	The Loan Agreement shall be amended by inserting the following new text, appearing at the end of Section 2.4 thereof:
     “ (h) Float Charge. In connection with the computation of interest hereunder, during an Asset Based Period, Bank shall be entitled to charge Borrower a “float” charge in an amount equal to three (3) Business Days interest, at the interest rate applicable to the Credit Extensions, on all payments received by Bank in the form of a check in respect of payments made by an Account Debtor. The float charge for each month shall be payable on the first day of the month.”
6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof:
“ (a) timely receipt of a Notice of Borrowing;”
and inserting in lieu thereof the following:
“ (a) timely receipt of a Notice of Borrowing and, during an Asset Based Period, an executed Transaction Report;”
7	The Loan Agreement shall be amended by inserting the following new Section 5.12, appearing immediately after Section 5.11 thereof:
“ 5.12 Accounts Receivable. For any Eligible Account and Eligible Foreign Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts and Eligible Foreign Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account and Eligible Foreign Account. All sales and other transactions underlying or giving rise to each Eligible Account and Eligible Foreign Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts or Eligible Foreign Accounts in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts and Eligible Foreign Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”
8	The Loan Agreement shall be amended by inserting the following new text, appearing at the end of Section 6.2 thereof:
“ (c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, (i) a duly completed Borrowing Base Certificate signed by a Responsible Officer, and (ii) aged listings of accounts receivable and accounts payable (by invoice date).
     (d) During an Asset Based Period, unless a Streamline Period is then in effect, deliver to Bank, weekly, and upon each request for a Credit Extension, a Transaction Report.
     (e) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than one (1) time per calendar year (or, during an Asset Based Period, two (2) times per calendar year) unless an Event of Default has occurred and is continuing. Borrower acknowledges that the first such audit will occur within sixty (60) days of the 2009 Effective Date.”

9	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 thereof:
“ 6.7 Financial Covenants
     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:
     (a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least (i) 0.90 to 1.0 through and including the month ending June 30, 2008, (ii) 1.0 to 1.0 as of the month ending July 31, 2008 through and including the month ending September 30, 2008, (iii) 1.10 to 1.00 as of October 31, 2008 through and including the month ending June 30, 2009, and (iv) 1.25 to 1.00 as of the month ending July 31, 2009 and thereafter.
     (b) EBITDA. As of the last day of each of Borrower’s fiscal quarters, commencing with the fiscal quarter ended October 31, 2007, Borrower shall have EBITDA for the six-month period ending on the last day of such quarter of at least (i) Five Million Dollars ($5,000,000.00) for the quarters ended October 31, 2007, January 31, 2008, April 30, 2008 and July 31, 2008, (ii) Twenty Million Dollars ($20,000,000.00) for the quarters ending October 31, 2008, January 31, 2009 and April 30, 2009, and (iii) Twenty-Five Million Dollars ($25,000,000.00) for the quarter ending on July 31, 2009 and as of the last day of each quarter thereafter.”
and inserting in lieu thereof the following:
“ 6.7 Financial Covenants
     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:
     (a) Adjusted Quick Ratio.
     (i) Quarterly Adjusted Quick Ratio. An Adjusted Quick Ratio of at least (A) 1.10 to 1.00 as of the month ending April 30, 2009, (B) 1.15 to 1.00 as of the months ending July 31, 2009 and October 31, 2009, and (C) 1.25 to 1.00 as of the month ending January 31, 2010 and for the last month in each of Borrower’s quarters thereafter (it being understood that the last month in each of Borrower’s quarters is January, April, July and October).
     (ii) Intraquarterly Adjusted Quick Ratio. An Adjusted Quick Ratio of at least (A) 0.95 to 1.00 as of the months ending May 31, 2009 and June 30, 2009, and (B) 1.00 to 1.00 as of the month ending August 31, 2009 and for each of the first two months in each of Borrower’s quarters thereafter (it being understood that the first two months in each of Borrower’s quarters is February, March, May June, August September, November and December).
     (b) EBITDA. As of the last day of each of Borrower’s fiscal quarters, Borrower shall have EBITDA for the six-month period ending on the last day of such quarter of at least (i) Fifteen Million Dollars ($15,000,000.00) for the quarter ending April 30, 2009, (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for the quarter ending July 31, 2009, (iii) Fifteen Million Dollars ($15,000,000.00) for the quarter ending October 31, 2009, and (iv) Twenty Million Dollars ($20,000,000.00) for the quarter ending on January 31, 2010 and as of the last day of each quarter thereafter.”
10	The Loan Agreement shall be amended by inserting the following new Section 6.12, appearing immediately after Section 6.11 thereof:
“ 6.12 Accounts Receivable.
     (a) Schedules and Documents Relating to Accounts. During an Asset Based Period, unless a Streamline Period is then in effect, Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If reasonably requested by Bank during an Asset Based Period, unless a Streamline Period is then in effect, Borrower shall furnish Bank with copies (or, at Bank’s reasonable request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, during an Asset Based Period, unless a Streamline Period is then in effect, Borrower shall deliver to Bank, on its reasonable request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.
     (b) Disputes. During an Asset Based Period, unless a Streamline Period is then in effect, Borrower shall promptly notify Bank of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Credit Extensions will not exceed the lesser of the Revolving Line or the Borrowing Base.
     (c) Collection of Accounts. During an Asset Based Period, unless a Streamline Period is then in effect, all payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account maintained by Borrower with Bank, and Borrower shall affirmatively direct each Account Debtor to make all payments to such lockbox. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall promptly deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms of Section 9.5 hereof.

     (d) Returns. Provided no Event of Default has occurred and is continuing, during an Asset Based Period, unless a Streamline Period is then in effect, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount to the extent consistent with Borrower’s customary practices or as otherwise appropriate in Borrower’s reasonable business judgment, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.
     (e) Verification. During an Asset Based Period, unless a Streamline Period is then in effect, after the occurrence and during the continuance of any Event of Default, Bank may, from time to time, verify directly with the respective Account Debtors, in a good faith commercially reasonable manner, the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose.
     (f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission; or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.”
11	The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.2 thereof:
“ (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.6, or 6.7, or violates any covenant in Section 7; or”
and inserting in lieu thereof the following:
“ (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.6, 6.7 or 6.12, or violates any covenant in Section 7; or”
12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.5 thereof:
“Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion.”
and inserting in lieu thereof the following:

“Unless an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion.”
13	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:
“ “2009 Effective Date” is April 30, 2009.”
“ “Asset Based Period” begins immediately when Borrower’s Adjusted Quick Ratio is less than 1.00 to 1.00 at any time and ends when Bank subsequently receives satisfactory evidence that Borrower has maintained an Adjusted Quick Ratio at all times of at least 1.10 to 1.00 for a three consecutive month period. For sake of clarity, there may be multiple Asset Based Periods during the term of this Agreement.”
“ “Borrowing Base” is (a) eighty percent (80.0%) of Eligible Accounts, plus (b) the lesser of (i) sixty-five percent (65.0%) of Eligible Foreign Accounts and (ii) Five Million Dollars ($5,000,000.00), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amount and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
“ “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit E.”
“ “Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:
     (a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;
     (b) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;
     (c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States, unless such Accounts are otherwise Eligible Accounts and covered in full by credit insurance satisfactory to Bank;
     (d) Accounts billed and/or payable outside of the United States;

     (e) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise — sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;
     (f) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;
     (g) Accounts with credit balances over ninety (90) days from invoice date;
     (h) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;
     (i) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
     (j) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;
     (k) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);
     (1) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);
     (m) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
     (n) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;
     (o) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

     (p) Accounts for which the Account Debtor has not been invoiced;
     (q) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;
     (r) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days;
     (s) Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);
     (t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and
     (u) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);
     (v) Accounts for which Bank in its good faith business judgment determines collection to be doubtful.”
“ “Eligible Foreign Accounts” are Accounts that would be Eligible Accounts but for the fact that the Account Debtor’s principal place of business is not in the United States that are approved by Bank in writing in Bank’s sole and absolute discretion on a case-by-case basis.”
“ “Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.”
“ “Streamline Period” occurs when, during an Asset Based Period, each of (a) there are no Obligations outstanding, (b) Borrower has provided a written request to Bank that there be a Streamline Period, and (c) Borrower agrees that it will provide Bank with thirty (30) days written notice prior to requesting a Credit Extension. For sake of clarity, a “Streamline Period” shall be deemed to be terminated upon the request by Borrower for a Credit Extension.”
“ “Transaction Report” is that certain form attached hereto as Exhibit F.”

14	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:
“ “Availability Amount” is (a) the Revolving Line minus (b) the amount of all outstanding Letters of Credit (including drawn, but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, and minus (c) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services), minus (d) the FX Reserve.”
And inserting in lieu thereof the following:
“ “Availability Amount” is (a) the lesser of (i) the Revolving Line, and (ii) the Borrowing Base, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, and minus (c) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services), minus (d) the FX Reserve.”
15	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached hereto as Schedule 1.

16	The Loan Agreement shall be amended by inserting the Borrowing Base Certificate attached hereto as Schedule 2 as Exhibit E to the Loan Agreement.

17	The Loan Agreement shall be amended by inserting the Transaction Report attached hereto as Schedule 3 as Exhibit F to the Loan Agreement.
4. FEES. Borrower shall pay to Bank a modification fee equal to Seven Thousand Five Hundred Dollars ($7,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement.
5. RATIFICATION OF PERFECTION CERTIFICATES.
     (a) Finisar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 14, 2008 between Finisar and Bank, and acknowledges, confirms and agrees that the disclosures and information Finisar provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
     (b) Optium hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 30, 2008 between Optium and Bank, and acknowledges, confirms and agrees that the disclosures and information Optium provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’ s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

By:	/s/ S. K. Workman	By:

Name:	S. K. Workman	Name:

Title:	CFO	Title:

OPTIUM CORPORATION

By:	/s/ S. K. Workman

Name:	S. K. Workman
Title:	CFO

SCHEDULE 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: FINISAR CORPORATION and OPTIUM CORPORATION
          The undersigned authorized officer of FINISAR CORPORATION and OPTIUM CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank, Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements and Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statements (CPA Audited) on 10-K	Annually, upon the earlier of 5 days after filing Form 10-K with SEC or 90 days after FYE	Yes No

10-Q	Quarterly, within 5 days after filing with SEC or 45 days after quarter	Yes No

8-K	Within 5 days after SEC filing	Yes No

Board approved projections	As requested by Bank	Yes No

Borrowing Base Certificate and accounts receivable and accounts payable agings	Monthly within 30 days	Yes No

Transaction Report	Weekly during Asset Based Period	Yes No N/A

Financial Covenant	Required		Actual	Complies
Adjusted Quick Ratio (tested monthly)	:1.00	*	:1.00	Yes No

Rolling Two-Quarter EBITDA (tested quarterly)	$	*	$	Yes No

*	As set forth in Section 6.7 of the Agreement.
                    The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
          The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FINISAR CORPORATION	BANK USE ONLY

By:	Received by:

Name:		AUTHORIZED SIGNER

Title:	Date:

Verified:

AUTHORIZED SIGNER

OPTIUM CORPORATION	Date:

Compliance Status: Yes No
By:

Name:

Title:

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated:
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.
I. Adjusted Quick Ratio (Section 6.7(a))

Required:	: 1.00*

Actual:	: 1.00

A. Aggregate value of the unrestricted cash and Cash Equivalents of Borrower	$

B. Aggregate value of the net billed trade accounts receivable of Borrower	$

C. Investments of Borrower	$

D. Quick Assets (the sum of lines A through C)	$

E. Aggregate value of liabilities of Borrower (including all Indebtedness to Bank) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F. Current Liabilities (line E))	$

G. Deferred Revenue	$

H. Current portion of convertible subordinated notes to be paid by Borrower	$

I. Line F minus line G and minus line H	$

J. Adjusted Quick Ratio (line D divided by line I)

Is line J equal to or greater than      : 1.00*?
See Section 6.7(a)

No, not in compliance	Yes, in compliance
II. EBITDA (Section 6.7(b))

Required:	$ * (for prior two quarters)

Actual:	$
Is EBITDA for prior two quarters at least $                     *?

*	See Section 6.7(b)

No, not in compliance	Yes, in compliance

SCHEDULE 2
EXHIBIT E
BORROWING BASE CERTIFICATE
Borrower: Finisar Corporation and Optium Corporation
Lender: Silicon Valley Bank
Commitment Amount:       $45,000,000.00

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of	$

2. Additions (please explain on reverse)	$

3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$

5. Balance of 50% over 90 day accounts	$

6. Credit balances over 90 days	$

7. Concentration Limits	$

8. Foreign Accounts	$

9. Governmental Accounts	$

10. Contra Accounts	$

11. Promotion or Demo Accounts	$

12. Intercompany/Employee Accounts	$

13. Disputed Accounts	$

14. Deferred Revenue	$

15. Other (please explain on reverse)	$

16. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

17. Eligible Accounts (#3 minus #16)	$

18. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #17)	$

19. Eligible Foreign Accounts	$

20. ELIGIBLE AMOUNT OF ELIGIBLE FOREIGN ACCOUNTS (lesser of (a) 65% of #19, and (b) $5,000,000))	$

BALANCES
21. Maximum Loan Amount	$

22. Total Funds Available Lesser of #21 or (#18 plus #20)	$

23. Present balance owing on Line of Credit	$

24. Outstanding under Sublimits	$

25. RESERVE POSITION (#22 minus #23 and #24)	$

TO BE COMPLETED IF CREDIT EXTENSIONS EXCEED $25,000,000.00

1. Unrestricted Cash on Balance Sheet	$

2. Amount of Credit Extensions Outstanding	$

3. #1 minus #2	$

Is #3 at least $50,000,000.00?   Yes   No*

*	If not, paydown is required pursuant to Section 2.2
The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

FINISAR CORPORATION
OPTIUM CORPORATION

By:

Authorized Signer

Date:

BANK USE ONLY
Received by:

AUTHORIZED SIGNER
Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

SCHEDULE 3
EXHIBIT F
Transaction Report
[EXCEL spreadsheet to be provided separately from lending officer.]